BRAINSTORM CELL THERAPEUTICS RAISES $10.5 MILLION
IN PRIVATE PLACEMENT FINANCING

NEW YORK, NY and PETAH TIKVA, ISRAEL, June 13, 2014 -- BrainStorm Cell Therapeutics Inc. (OTCQB: BCLI), an innovative developer of adult stem cell technologies and Central Nervous System therapeutics, today announced that it has entered into definitive agreements with a group of investors, including several healthcare-focused funds, in connection with a private placement of common stock and warrants to purchase common stock. Upon the closing of this financing, BrainStorm will receive gross proceeds of $10.5 million, resulting from the issuance and sale of 42.0 million shares of common stock at a price per share of $0.25, a 15% discount to the 30 day volume-weighted average price of $0.294. The purchasers will also receive warrants to purchase up to 42.0 million shares of common stock at an exercise price of $0.348 per share. The warrants are exercisable immediately upon closing of the private placement and have a term of three years.

The financing, which is expected to close on or about June 18, 2014, is subject to the satisfaction of certain customary closing conditions contained in the securities purchase agreement. In connection with this financing, BrainStorm entered into a registration rights agreement pursuant to which BrainStorm agreed to file a resale registration statement for the common stock and common stock underlying the warrants within 30 days.

BrainStorm intends to use the aggregate net proceeds of the financing primarily for working capital and general corporate purposes, including our recently launched phase 2 amyotrophic lateral sclerosis clinical trial.

Maxim Group LLC acted as sole placement agent for the financing.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities. The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act and applicable state securities laws.

About BrainStorm Cell Therapeutics Inc.

BrainStorm Cell Therapeutics Inc. is a biotechnology company engaged in the development of first-of-its-kind adult stem cell therapies derived from autologous bone marrow cells for the treatment of neurodegenerative diseases. The Company holds the rights to develop and commercialize its NurOwn technology through an exclusive, worldwide licensing agreement with Ramot, the technology transfer company of Tel Aviv University. For more information, visit the company's website at www.brainstorm-cell.com.

Forward-Looking Statements

Statements in this announcement other than historical data and information constitute "forward-looking statements" and involve risks and uncertainties that could cause BrainStorm Cell Therapeutics Inc.'s actual results to differ materially from those stated or implied by such forward-looking statements. Terms and phrases such as "may", "should", "would", "could", "will", "expect", "likely", "believe", "plan", "estimate", "predict", "potential", and similar terms and phrases are intended to identify these forward-looking statements. The potential risks and uncertainties include, without limitation, risks associated with BrainStorm's limited operating history, history of losses; minimal working capital, dependence on its license to Ramot's technology; ability to adequately protect the technology; dependence on key executives and on its scientific consultants; ability to obtain required regulatory approvals; and other factors detailed in BrainStorm's annual report on Form 10-K and quarterly reports on Form 10-Q available at http://www.sec.gov. These factors should be considered carefully, and readers should not place undue reliance on BrainStorm's forward-looking statements. The forward-looking statements contained in this press release are based on the beliefs, expectations and opinions of management as of the date of this press release. We do not assume any obligation to update forward-looking statements to reflect actual results or assumptions if circumstances or management's beliefs, expectations or opinions should change, unless otherwise required by law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

Contact:

BrainStorm Cell Therapeutics Inc.

(OTCQB: BCLI)

Tony Fiorino, MD, PhD

Chief Executive Officer

Phone: +972-3-9236384

info@Brainstorm-cell.com

US Investor Contact

LifeSci Advisors, LLC

Michael Rice

Phone: 646-597-6979

mrice@lifesciadvisors.com

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